Exhibit 99.1

Kips Bay Medical Announces $3.25 Million

Private Placement Bridge Financing

Investors include Manny Villafaña and Kips Bay Investments, LLC

Kips Bay also announces new employment agreement with Manny Villafaña that contemplates CEO succession plan

MINNEAPOLIS, MN, March 24, 2015 – Kips Bay Medical, Inc. (OTCQB: KIPS), a medical device company focused on manufacturing and commercializing its external saphenous vein support technology, eSVS® Mesh, for use in coronary artery bypass grafting surgery, today announced that the Company has entered into a securities purchase agreement with several investors, including Manny Villafaña, the Company’s Chairman and Chief Executive Officer, and Kips Bay Investments, LLC, one of the Company’s principal stockholders, pursuant to which such investors have agreed to purchase up to $3.25 million in shares of the Company’s common stock in four equal tranches, subject to certain terms and conditions.

Bridge Financing Commitments

Under the terms of the securities purchase agreement, the first tranche is scheduled to occur as soon as reasonably practicable after the Company has received ten angiograms from patients enrolled in its eMESH I clinical feasibility trial who have had an eSVS Mesh implanted using the new surgical implant technique. The second, third and fourth tranches are scheduled to occur on or about the 90th, 180th and 270th day thereafter. Each of the tranches is subject to customary closing conditions and a condition that the clinical data received then to date by the Company from the eMESH I clinical feasibility trial demonstrates, to the reasonable satisfaction of each investor, together with any then recent communications with or from the FDA, that it is advisable for the Company to continue with the feasibility trial and to continue to pursue marketing approval by the FDA for the eSVS Mesh. The Company estimates that the first tranche would occur in June or July 2015.

The per share purchase price will be equal to the lesser of $0.14 per share and the closing sale price of the Company’s common stock on the trading day immediately prior to the closing of any tranche.

The investors will receive a five-year warrant to purchase one share of the Company’s common stock for each two shares purchased by an investor at a tranche closing. The warrants will have a per share exercise price equal to 125% of the per share purchase price at the applicable closing.

If the Company closes on the entire bridge financing amount of $3.25 million, the Company anticipates that the net proceeds, together with its existing cash, cash equivalents and short-term investments, will be sufficient to fund its planned operations through the end of 2016. However, the Company may require or seek significant additional funds earlier than that in order to continue its feasibility trial and plan for and conduct its anticipated larger pivotal trial.

The Company has agreed to use the net proceeds from the private placement for working capital and general corporate purposes, including primarily funding the process of seeking regulatory approval to market the eSVS Mesh in the United States and abroad, including continuing human clinical trials. The Company has agreed not to use any of the net proceeds to hire any sales personnel and to limit its cash operating expenses (other than expenses directly attributable to, and reasonably necessary for the eMESH I clinical feasibility trial and certain other specified expenses) to no more than an average of $208,000 per month, on a three-month rolling average basis, commencing on February 1, 2015, and continuing until completion by the Company of an additional financing of at least $3.0 million.

Under the terms of the securities purchase agreement, Kips Bay Investments, LLC has the right to designate two individuals for election to the Company’s Board of Directors in addition to its current right to have two observers.

The Company did not use any placement agent in connection with the offering.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, shares of common stock or other securities.

New Employment Agreement and CEO Succession Plan

Kips Bay also announced that it has entered into a new employment agreement with Manny Villafaña, Chairman and Chief Executive Officer. The new employment agreement will be effective as of July 1, 2015 and will replace in its entirety Mr. Villafaña’s current agreement which will expire on July 1, 2015.

The new employment agreement contemplates a succession plan for Mr. Villafaña. If the initial results from the Company’s eMESH I clinical feasibility trial are positive, the Company anticipates that it would seek a new Chief Executive Officer. Mr. Villafaña’s new agreement provides that he will continue in his current position until a new Chief Executive Officer is appointed at which time Mr. Villafaña would transition to Executive Chairman. The new agreement will automatically terminate on June 30, 2017.

About the eSVS Mesh

The eSVS Mesh is designed to be fitted like a sleeve on the outside of saphenous vein grafts, or SVGs, to strengthen SVGs used in coronary artery bypass graft, or CABG, surgery. By strengthening the SVG and preventing the damaging expansion of the vein graft, the Company hopes to reduce or prevent the resulting injury which can lead to SVG failure and potentially costly and complicated re-interventions for patients undergoing CABG surgery. The eSVS Mesh is manufactured from nitinol wire which gives the eSVS Mesh considerable strength, while remaining highly flexible and kink-resistant. Kips Bay is currently conducting a feasibility trial for the FDA, the objective of which is to demonstrate the initial safety and performance of the eSVS Mesh. Additional information about the eSVS Mesh and the Company’s feasibility trial are available at the Company’s website at www.KipsBayMedical.com and in the Company’s most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

About Kips Bay Medical

Kips Bay Medical, Inc. is a medical device company focused on manufacturing and commercializing its external saphenous vein support technology, the eSVS Mesh, for use in coronary artery bypass grafting surgery. Kips Bay originally acquired the eSVS Mesh technology from Medtronic, Inc. in 2007. Additional information about Kips Bay is available at the Company’s website at www.KipsBayMedical.com.

Forward-Looking Statements Safe Harbor

Statements contained in this release that relate to future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “anticipates,” “expects,” “estimates,” “continues,” “intends,” “should,” “will,” “may,” “could,” “would,” “hopes,” “objective,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Kips Bay’s plans and expectations regarding aspects of its eMESH I clinical feasibility trial; the effect of recent changes in the application of the eSVS Mesh and to the surgical implant technique on the results of the feasibility trial; the safety, performance and benefits of the eSVS Mesh; the timing of the first bridge financing tranche, the Company’s burn rate and how long the Company anticipates its cash resources will last; its need for, and plans to obtain, additional financing, to fund its operations. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Kips Bay’s actual results to be materially different than those expressed in or implied by Kips Bay’s forward-looking statements. For Kips Bay, such uncertainties and risks include, in particular, the failure to satisfy the bridge financing closing conditions, the status of the eMESH I clinical feasibility trial, including enrollment, completion and the results; and its need for, and ability to obtain, additional financing; and the terms of such additional financing, which terms could be highly dilutive and adversely affect the rights of Kips Bay’s current stockholders. If Kips Bay is unable to obtain additional financing when needed or if its eMESH I clinical feasibility trial is not successful, the Company may not be able to continue as a going concern and may be forced to cease operations. Other uncertainties and risks that may cause Kips Bay’s actual results to be materially different than those expressed in or implied by Kips Bay’s forward-looking statements include, among others, Kips Bay’s future operating results and financial performance; surgeon acceptance of the eSVS Mesh technology; the ability of Kips Bay and its distributors to commercialize and sell the eSVS Mesh in Europe; its ability to obtain coverage and reimbursement from third-party payors for the eSVS Mesh technology and the extent of such coverage; the development of its distribution and marketing capabilities; and its ability to retain and attract personnel. More detailed information on these and other factors that could affect Kips Bay’s actual results are described in Kips Bay’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. Kips Bay undertakes no obligation to update its forward-looking statements.

Contact:

Kips Bay Medical, Inc.

Manny Villafaña, Chairman and Chief Executive Officer, +1-763-235-3540

Email: Manny.Villafana@KipsBayMedical.com

or

Scott Kellen, Chief Operating Officer and Chief Financial Officer, +1-763-235-3540

Email: Scott.Kellen@KipsBayMedical.com